UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

ACASTI PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3009, boul. de la Concorde East Suite 102
Laval, Quebec		H7E 2B5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 686-4555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 25, 2023, the Company announced that it has received notification from the Nasdaq Listing Qualifications Department that it is eligible for an additional 180 calendar days, or until July 24, 2023, to regain compliance with the minimum $1.00 per share requirement for continued listing.

On July 27, 2022, the Company received notification from Nasdaq for not maintaining a minimum bid price of US$1.00 per share for 30 consecutive business days (the “Minimum Bid Price Rule”). The Company was given 180 calendar days, or until January 23, 2023, to regain compliance.

On January 24, 2023, the Company received notification from Nasdaq that it is eligible for an additional 180 calendar days, or until July 24, 2023, to regain compliance with the Minimum Bid Price Rule. The Company was granted the second extension because it meets the continued listing requirements for the market value of publicly held shares and all other initial listing standards for Nasdaq Capital Market, except for the bid price requirement. To regain compliance, the Company's shares must close at US$1.00 per share or more for a minimum of 10 consecutive business days prior to July 24, 2023. Acasti will continue to monitor the bid price for its common shares and consider various available options if Acasti’s common shares do not trade at a level that is likely to regain compliance with the Minimum Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acasti Pharma Inc.

Date:	January 25, 2023	By:	/s/ Jan D'Alvise
Jan D'Alvise, Chief Executive Officer